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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Neurogen Corporation

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus. This consent may be incorporated by reference into any registration statement of the Company relating to shares of Common Stock filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          KPMG Peat Marwick LLP

Hartford, Connecticut
July 7, 1995